UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Inhibitex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
NOMINEES FOR DIRECTOR
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
DIRECTOR COMPENSATION
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE COMPANY’S 2004 STOCK INCENTIVE PLAN
NEW PLAN BENEFITS AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS
APPENDIX A
APPENDIX B

INHIBITEX, INC.
8997 Westside Parkway
Alpharetta, GA 30004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Inhibitex, Inc. (“Inhibitex” or the “Company”), will be held at 9:00 a.m., local time, on May 17, 2005, at the Four Seasons Hotel, 75 Fourteenth Street, Atlanta, Georgia 30309 for the following purposes:

1. To elect three Class I directors of the Company to hold office until the 2008 Annual Meeting of Stockholders and until the election and qualification of their respective successors;

2. To approve an amendment to the Company’s 2004 Stock Incentive Plan (the “Incentive Plan”) to increase the number of shares of the Company’s common stock available for awards under the Incentive Plan by 1,500,000 shares and to increase the number of stock options automatically granted annually to non-employee directors from 6,000 to 7,500;

3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Inhibitex for 2005; and

4. To transact such other business as may properly come before the meeting and any adjournment thereof.
Only holders of record of the Company’s common stock, par value $0.001 per share, at the close of business on March 31, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS FOR TELEPHONIC OR INTERNET VOTING, SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Russell H. Plumb
Secretary
April 15, 2005

INHIBITEX, INC.
8997 Westside Parkway
Alpharetta, GA 30004
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Inhibitex, Inc. (“Inhibitex” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on May 17, 2005 (the “Annual Meeting”). The purposes of the Annual Meeting are as follows:

1. To elect three Class I directors of Inhibitex, Inc. to hold office until the 2008 Annual Meeting of Stockholders and until the election and qualification of their respective successors;

2. To approve an amendment to the Company’s 2004 Stock Incentive Plan (the “Incentive Plan”) to increase the number of shares of the Company’s common stock available for awards under the Incentive Plan by 1,500,000 shares and to increase the number of stock options automatically granted annually to non-employee directors from 6,000 to 7,500;

3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Inhibitex for 2005; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.
This Proxy Statement, the accompanying proxy card and Annual Report to Stockholders are first being mailed to stockholders on or about April 15, 2005.
Stockholders Entitled to Vote
Stockholders of record at the close of business on March 31, 2005 are entitled to receive notice of the Annual Meeting and to vote their shares held on that date. As of that date, 25,191,192 shares of common stock were outstanding, each share being entitled to one vote. Stockholders do not have cumulative voting rights. The holders of a majority of the issued and outstanding shares of common stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Annual Meeting for there to be a quorum and for the meeting to be held.
Votes Required to Adopt Proposals
The three nominees receiving the highest number of affirmative votes will be elected as directors. The affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote is required to approve the amendment to the Incentive Plan and the ratification of the appointment of the Company’s independent registered public accounting firm.
For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their clients are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as approval of the amendment of the Incentive Plan, but may vote their clients’ shares on the election of directors and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.
Voting of Proxies
The Board solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting and set forth in this Proxy Statement. Stockholders are urged to carefully read the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, then sign, date and return the card in the enclosed, stamped envelope or submit their vote by telephone or internet.
If a stockholder submits a proxy card but does not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by such proxy: (i) FOR the election as directors of the nominees for the Board named below; (ii) FOR the amendment of the Incentive Plan; (iii) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and; (iv) in the discretion the persons named as proxies, on any other proposal to properly come before the Annual Meeting, or any adjournment thereof.
You may revoke your proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting.
PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Amended and Restated Certificate of Incorporation and By-Laws provide for the Board to be divided into three classes: Class I, Class II and Class III, with the directors distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors, with each class consisting of directors whose terms are to expire at successive annual meetings. Currently, the Board consists of ten members. As set forth in the Company’s Amended and Restated Certificate of Incorporation and By-Laws, the terms of office of the members of the Board are: Class I, whose term expires at the 2005 Annual Meeting of Stockholders; Class II, whose term expires at the 2006 Annual Meeting of Stockholders; and Class III, whose term expires at the 2007 Annual Meeting of Stockholders.
Arda M. Minocherhomjee, Ph.D. and J. Douglas Eplett, M.D., have notified the Board that they will not stand for re-election as directors and, as Class I directors, their terms of office will expire as of the Annual Meeting on May 17, 2005. The Board appreciates and recognizes the contributions and service that both Dr. Minocherhomjee and Dr. Eplett have provided to the Company. The Board has determined that, effective upon the election of directors at the Annual Meeting, the number of directors of the Company shall be reduced from ten to nine, and the number of Class III directors will be reduced from four to three.
The Nominating and Corporate Governance Committee has nominated Russell M. Medford, M.D., Ph.D. William D. Johnston, Ph.D., and A. Keith Willard for election as Class I directors of the Company. Mr. Willard is a new candidate for director of Inhibitex, while Dr. Medford and Dr. Johnston are existing directors of the Company. Dr. Johnston has been serving as a Class III director and, as a result of the changes to the structure of the Board described above, is standing for election as a Class I director.
Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. If, for any reason, at the time of the election, any of the nominees should become unavailable to accept election, it is intended that such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board.
Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR DIRECTOR
CLASS I
(IF ELECTED, EACH DIRECTOR’S TERM WILL EXPIRE IN 2008)

		Served as
Name of Nominee	Age	Director Since

William D. Johnston, Ph.D.	60	1997
Russell M. Medford, M.D., Ph.D.	50	1997
A. Keith Willard	64	—
William D. Johnston, Ph.D. has served as President and Chief Executive Officer of the Company since 1997. From 1991 to 1997, Dr. Johnston was Vice President and General Manager of the Gene Therapy Business Unit of Baxter Healthcare Corporation. From 1975 to 1991, Dr. Johnston held various executive positions at Baxter Healthcare Corporation, including Vice President of Applied Sciences, which was the central research and development unit of Baxter. Dr. Johnston currently serves as a director of ACTx, a privately held medical device company. Dr. Johnston is also a member of both the board of directors and the Emerging Companies Section Governing Body of the Biotechnology Industry Organization. Since 1999, Dr. Johnston has served on the board of the Georgia Biomedical Partnership; additionally, he is the chairman for the bioscience executive committee for the Metro Atlanta Chamber of Commerce, and is an advisory member to the board of directors for the Georgia Department of Economic Development. Dr. Johnston received both a B.S. in Chemistry and a Ph.D. in Chemistry from Brigham Young University.
Russell M. Medford, M.D., Ph.D. has served, since 1995, as President and Chief Executive Officer of AtheroGenics, Inc., a publicly-held biopharmaceutical company, and currently serves as a member of its board of directors. He also serves on the board of directors of SELSA (Southeastern Life Sciences Association), on the Biotechnology Industry Organization’s Emerging Companies Section Governing Body and on the Biosciences Executive Committee for the Metro Atlanta Chamber of Commerce and is vice chairman of the board of directors of the Georgia Biomedical Partnership. He received a B.A. from Cornell University, and a M.D. and a Ph.D. in Molecular and Cell Biology from the Albert Einstein College of Medicine. Dr. Medford completed his residency in internal medicine at the Beth Israel Hospital, Boston, Massachusetts, and his fellowship in cardiology at the Brigham and Women’s Hospital, Boston, Massachusetts, and Harvard Medical School, where he also served on the faculty of medicine.
A. Keith Willard served as Chairman and Chief Executive Officer of Zeneca, Inc., a multinational pharmaceutical company, from 1993 to 1999. Prior to that, he served in several capacities with ICI Canada, including President and a member of its board of directors. He has been retired since October 1999. Mr. Willard currently serves as chairman of the board of Christiana Care Health System, a billion-dollar, not-for-profit health care provider. He received a B.A. in Sociology from Concordia University and is a graduate of the Advanced Executive Management Institute at McGill University.
DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING
CLASS II
(TERM EXPIRES AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS)

		Served as
Name of Director	Age	Director Since

Carl E. Brooks	67	1999
Joseph M. Patti, M.S.P.H., Ph.D.	40	1997
Louis W. Sullivan, M.D.	71	2003
Carl E. Brooks served as chairman of the Board from January 2000 to April 2001. Mr. Brooks is President of Brooks & Associates, a consulting firm for the biopharmaceutical and blood banking industries, which he founded in 1996. He previously served as President of the Hyland division of Baxter Healthcare

Corporation. He also serves as chairman of the board of directors of Bluebird Bioscience, Inc., a generic pharmaceuticals company, and on the board of directors of Quantumcor, Inc., a cardiovascular device company, both of which are privately-held. Mr. Brooks received a B.S. in Chemical Engineering from the Ohio State University.
Joseph M. Patti, M.S.P.H., Ph.D. is a co-founder of Inhibitex and has served as the Vice President, Preclinical Development and Chief Scientific Officer of the Company since April 1998. From 1994 to 1998, Dr. Patti was an assistant professor at Texas A&M’s Institute of Biosciences and Technology. From 1996 to 1998, he served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. He currently holds an adjunct faculty position in the biology department at Georgia State University. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, a M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham.
Louis W. Sullivan, M.D. is the founding Dean, Director and President Emeritus of the Morehouse School of Medicine. From 1993 until his retirement in June 2002 and from 1981 to 1989, Dr. Sullivan served as President of Morehouse School of Medicine. From 1989 to 1993, he served as Secretary, United States Department of Health and Human Services. Dr. Sullivan serves on the boards of directors of 3M Corporation, Bristol-Myers Squibb Company, CIGNA Corporation, Georgia-Pacific Corporation, Henry Schein, BioSante and United Therapeutics Corporation. He received a B.S. from Morehouse College and a M.D. from Boston University.
CLASS III
(TERM EXPIRES AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS)

		Served as
Name of Director	Age	Director Since

M. James Barrett, Ph.D.	62	2002
Michael A. Henos	55	1997
Marc L. Preminger, FSA, MAAA	55	2003
M. James Barrett, Ph.D. has served as a general partner of NEA Partners 10 Limited Partnership, the general partner of New Enterprise Associates 10 Limited Partnership, a venture capital fund, since August 2001. From January 1997 to August 2001, he served as Chairman and Chief Executive Officer of Sensors for Medicine and Science, Inc., a medical device company, which he founded in 1997. He continues to serve as the chairman of its board of directors. Dr. Barrett also serves on the boards of directors of two publicly-held biopharmaceutical companies: MedImmune, Inc. and Pharmion, Inc., as well as GlycoMimetics, Inc., Iomai Corporation, Peptimmune Inc., Nucleonics Inc., Eximias Pharmaceutical Corporation, Ruxson Pharma, Inc. and Targacept, Inc., which are privately-held life science companies. Dr. Barrett received a B.S. in Chemistry from Boston College, a Ph.D. in Biochemistry from the University of Tennessee and a M.B.A. from the University of Santa Clara.
Michael A. Henos has served as chairman of the Board since April 2001. Mr. Henos also served as chairman of the Board from July 1997 to January 2000. Since 1993, Mr. Henos has served as Managing General Partner of Alliance Technology Ventures, L.P., a venture capital firm. From 1991 to 2001, Mr. Henos also served as a General Partner of Aspen Ventures, a venture capital partnership. He currently serves as chairman of the board of directors of AtheroGenics, Inc., a publicly-held biopharmaceutical company. He is also a member of the board of directors of several privately-held biotechnology companies: Neuronyx, Inc., Genoptix, Inc., GlycoMimetics, Inc., and Sensys Medical, Inc.; as well as ValuBond, Inc., a company providing services to the brokerage industry. Mr. Henos received a B.S. in Economics and a M.B.A. in Finance from the University of California, Los Angeles.
Marc L. Preminger, FSA, MAAA, served in various capacities with CIGNA Corporation, a healthcare insurance company, from 1977 until his retirement in September 2002, the most recent of which was Senior Vice President and Chief Financial Officer of Cigna Healthcare. In 2004, he co-founded ACT II

Ventures, LLC, a consulting firm. He also serves on the board of directors of Gifts of Love, a not-for-profit social services agency. Mr. Preminger received a B.S. in Economics from Lafayette College and a Masters of Actuarial Science from Georgia State University.
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Company’s by-laws provide that the number of members of the Board shall be determined from time to time by resolution of the directors. The Board should neither be too small to maintain the needed expertise and independence nor too large so as to be inefficient in functioning. The general expectation is that the Board will consist of between seven and twelve directors, although periodically the Board will review the appropriate size and mix of the Board in light of the Company’s needs.
The Board has determined that Messrs. Brooks, Henos, Preminger and Willard and Drs. Barrett and Sullivan are independent under the standards of independence applicable to companies traded on the Nasdaq Stock Market (“Nasdaq”). In addition, as required by Nasdaq, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
During 2004, the Board met eight times. Each member of the Board other than Dr. Sullivan attended more than 75% of the aggregate number of meetings of the Board and the committee or committees on which he served. Directors are encouraged to attend the Annual Meeting.
The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities as described below. The Board may also establish other committees from time to time to assist in the discharge of its responsibilities.
Audit Committee. The Audit Committee oversees the Company’s corporate accounting and financial reporting process. Among other things, the Audit Committee monitors the qualifications, independence and performance of the independent registered public accounting firm; determines the engagement and approves the fees paid to the independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed and permissible non-audit services; reviews the financial statements and critical accounting estimates; and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of the quarterly financial statements. The Audit Committee also reviews the effectiveness of internal controls and the adequacy of the Company’s disclosure controls. In addition, the Audit Committee maintains procedures for the receipt of employee complaints and submissions of concerns regarding accounting or auditing matters. Effective immediately after the Annual Meeting, the members of the Audit Committee will be Mr. Preminger, chairman, and Drs. Medford and Sullivan. The Board has determined that Mr. Preminger is the Audit Committee Financial Expert under the Securities and Exchange Commission (“SEC”) rule implementing Section 407 of the Sarbanes-Oxley Act of 2002. The composition of the Audit Committee meets the standards for independence under the current applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations. Although Dr. Medford is not independent (as such term is defined under the Nasdaq rules) due to the Company’s relationship with AtheroGenics, Inc., of which Dr. Medford is President and Chief Executive Officer, the Board has determined, because of Dr. Medford’s experience as President and Chief Executive officer of a publicly-traded biopharmaceutical company and his familiarity with the Company and its business as one of its longest-standing Board members, that his membership on the Audit Committee is the best interests of stockholders, and is therefore permitted under the Nasdaq rules. The Audit Committee met seven times during fiscal year 2004.
Compensation Committee. The Compensation Committee establishes, amends, reviews and approves the compensation and benefit plans with respect to officers and employees, including reviewing the performance of and determining individual elements of total compensation of the Chief Executive Officer and other executive officers. The Compensation Committee also determines annual retainer, meeting fees, stock awards and other compensation for members of the Board and administers the issuance of stock options and other awards under the Company’s equity incentive plans. Effective immediately after the Annual Meeting, the members of the Compensation Committee will be Mr. Henos, chairman, Mr. Brooks and Dr. Barrett. The composition of the Compensation Committee meets the standards for independence under the current applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq rules and SEC rules and regulations. The Compensation Committee met six times during fiscal year 2004.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee develops and recommends to the Board corporate governance principles and procedures applicable to the Company, determines the director nominees for each annual meeting of the Company’s stockholders and ensures that the Audit, Compensation and Nominating and Corporate Governance Committees of the Board shall have the benefit of qualified and experienced independent directors. The members of the Nominating and Corporate Governance Committee are Dr. Sullivan, chairman, Dr. Barrett and Mr. Brooks. The composition of the Nominating and Corporate Governance Committee meets the standards for independence under the current applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq rules and SEC rules and regulations. The Nominating and Corporate Governance Committee met three times during fiscal year 2004.
The Nominating and Corporate Governance Committee does not have any specific minimum qualifications that must be met for director candidates. However, the Board believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, the Board is intended to encompass a range of talents, ages, skills, diversity, and expertise (particularly in the areas of accounting and finance, management, domestic and international markets, leadership and corporate governance and biotechnology and related industries) sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.
The Nominating and Corporate Governance Committee considers persons for nomination for election to the Board from any source, including stockholder recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal. Consideration of nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee has the authority, under its charter, to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used in fiscal 2004, although a fee was paid to a search firm in 2005 in connection with the identification of Mr. Willard as a nominee for the Board. The Nominating and Corporate Governance Committee will consider stockholder recommendations for directors sent to the Nominating and Corporate Governance Committee, Inhibitex, Inc., 8997 Westside Parkway, Alpharetta, Georgia 30004, Attention: Secretary. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of the Company’s common stock.
The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are posted on the Company’s website at www.inhibitex.com. In addition, a copy of the charter of the Audit Committee is attached to this Proxy Statement as Annex A.
The Company does not have a formal procedure for stockholder communication with the Board. Stockholders who wish to contact an individual director, the Board, or a committee of the Board should send their correspondence to Inhibitex, Inc., 8997 Westside Parkway, Alpharetta, Georgia 30004, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or may be abusive, threatening or otherwise inappropriate.
DIRECTOR COMPENSATION
Directors who are not employees of the Company receive an annual retainer of $25,000. In addition to the foregoing retainer, the chairman of the Board, chairman of the Audit Committee, chairman of the Compensation Committee and chairman of the Nominating and Corporate Governance Committee receive annual retainers of $20,000, $7,500, $5,000 and $5,000, respectively. Other non-employee directors who serve on one or more committees of the Board receive an additional $2,500 for each committee on which they serve. In the event that any committee member participates in more than four meetings of such committee in a year, such committee member, except for the chairman, is entitled to receive $500 for each additional meeting he or she attends.
Non-employee directors are also eligible to participate in the Incentive Plan, pursuant to which upon their election to the Board, they are entitled to an initial option grant to purchase 20,000 shares of common stock. They are also entitled to annual option grants to purchase 6,000 shares of common stock; provided, that the chairman of the Board is entitled to an annual option grant to purchase 18,000 shares of common stock. Stockholders of the Company are being asked in this Proxy Statement to approve an amendment to the Incentive Plan to increase the annual option grant for non-employee directors to 7,500 shares per year. See “Proposal 2 — Approval of Amendments to the Company’s 2004 Stock Incentive Plan” for a further description of the Incentive Plan, and the Incentive Plan, as proposed to be amended and restated to reflect such amendments, which is included as Annex B to this Proxy Statement. All of the non-employee directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.
Code of Ethics
The Company has adopted a Code of Ethics (the “Code of Ethics”) that applies to all officers, directors and employees of the Company. The Company has posted a copy of the Code of Ethics, and intends to post amendments to its Code of Ethics, on the Company’s website at www.inhibitex.com, as required under SEC rules and regulations. The Company intends to file a Current Report on Form 8-K to the extent required by SEC rules and regulations and Nasdaq rules for waivers of the Code of Ethics.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Inhibitex’s directors and executive officers to file reports of ownership and changes in ownership of Inhibitex common stock with the Securities and Exchange Commission, with a copy delivered to the Company. Based on a review of the Section 16(a) reports furnished to the Company and written representations from the executive officers and directors, Inhibitex believes that its officers and directors complied on a timely basis with reporting requirements applicable to them for transactions during 2004.
The Board recommends a vote FOR each of the nominees for director.
PRINCIPAL STOCKHOLDERS
The following table sets forth certain information known to Inhibitex with respect to the beneficial ownership of common stock as of February 28, 2005 (except as indicated below), by:

•	each person or group of affiliated persons known to be the beneficial owner of more than 5% of the Company’s common stock (with respect to such stockholders, information is presented as of December 31, 2004);

•	each of the directors and nominees;

•	each of the named executive officers; and

•	all directors and executive officers as a group.
The column entitled “Percentage of Shares of Common Stock Beneficially Owned” is based on 25,170,676 shares of common stock outstanding, assuming no further exercises of outstanding options or warrants. Warrants to purchase 2,033,211 shares of common stock that were issued in connection with a private placement financing in November 2004 have not been included as they are not exercisable until May 9, 2005.
Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after February 28, 2005 are included for that person or group, but not the stock options or warrants of any other person or group.
Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

		Percentage of
		Shares of
		Common Stock
	Shares	Beneficially
Beneficial Owner	Held	Owned

5% or greater stockholders:
Entities affiliated with New Enterprise Associates(1)	7,268,491	28.0%
William Blair Capital Partners VI, L.P.(2)	2,653,199	10.5
T. Rowe Price Small-Cap Value Fund Inc.(3)	1,704,270	6.8
Essex Woodlands Health Ventures V, L.P.(4)	1,608,018	6.3
Alliance Technology Ventures III, L.P. and affiliated entities(5)	1,406,397	5.6
Named Executive Officers and Directors:
William D. Johnston, Ph.D.(6)	380,892	1.5
Seth V. Hetherington, M.D.(7)	50,245	*
Joseph M. Patti, M.S.P.H., Ph.D.(8)	258,896	1.0
Russell H. Plumb(9)	94,542	*
David M. Wonnacott, Ph.D(10)	57,144	*
M. James Barrett, Ph.D.(11)	7,268,491	28.0
Carl E. Brooks(12)	47,462	*
J. Douglas Eplett, M.D.(13)	1,608,018	6.3
Michael A. Henos(14)	3,162,087	12.4
Russell M. Medford, M.D., Ph.D.(15)	26,007	*
Arda M. Minocherhomjee, Ph.D.(16)	2,653,199	10.5
Marc L. Preminger(17)	7,491	*
Louis W. Sullivan M.D.(18)	7,491	*
All current executive officers and directors as a group (14 persons)(19)	15,531,091	59.8

*	Represents beneficial ownership of less than one percent of the Company’s common stock.

(1)	Includes 5,140,482 shares and 772,539 shares issuable under warrants (and excludes 174,750 shares issuable under warrants exercisable as of May 9, 2005) beneficially owned by New Enterprise Associates 10, Limited Partnership and 1,355,470 shares, but not 406,641 shares issuable under warrants exercisable as of May 9, 2005, beneficially owned by New Enterprise Associates 11, Limited Partnership. NEA Partners 10, Limited Partnership is the general partner of New Enterprise Associates 10, Limited Partnership. NEA 11 GP, LLC is the general partner of NEA Partners 11, Limited Partnership which is the sole general partner of New Enterprise Associates 11, Limited Partnership. Each of Stewart Alsop, M. James Barrett, Peter J. Barris, Nancy L. Dorman, C. Richard Kramlich, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III, as a general partner of NEA Partners 10, Limited Partnership and as a manager of NEA 11 GP, LLC may be deemed to have shared voting and dispositive power over the shares held by New Enterprise Associates 10, Limited Partnership and New Enterprise Associates 11, Limited Partnership, and disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein. Each of New Enterprise Associates 10, Limited Partnership, and New Enterprise Associates 11, Limited Partnership is located at 1119 St. Paul Street, Baltimore, Maryland 21202.

(2)	Includes 2,477,240 shares and 175,959 shares issuable under warrants (and excludes 40,665 shares issuable under warrants exercisable as of May 9, 2005) beneficially owned by William Blair Capital Partners VI, L.P. William Blair Capital Partners VI, L.L.C. is the general partner of William Blair Capital Partners VI, L.P. Arda Minocherhomjee, as a member of the Board of Managers of William Blair Capital Partners VI, LLC, may be deemed to have voting and dispositive power over the shares held by William Blair Capital Partners VI, L.P. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. William Blair Capital Partners VI, L.P. is located at 227 W. Monroe Street, Suite 3500, Chicago, Illinois 60606.

(3)	Excludes 211,281 shares issuable under warrants exercisable as of May 9, 2005. T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the shares owned by T. Rowe Price Small-Cap Value Fund, Inc., as well as shares owned by certain other individual and institutional investors. T. Rowe Price Associates may be deemed to be the beneficial owner of all of the shares listed above; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding corporation, is located at 100 E. Pratt Street, Baltimore, MD 21202.

(4)	Includes 1,381,404 shares and 226,614 shares issuable under warrants (and excludes 40,665 shares issuable under warrants exercisable as of May 9, 2005) beneficially owned by Essex Woodlands Health Ventures V, L.P. J. Douglas Eplett, James Currie, Martin Sutter and Immanuel Thangeraj may be deemed to have shared voting and dispositive power over the shares held by Essex Woodlands Health Ventures and disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. Essex Woodlands Health Ventures is located at 190 S. LaSalle Street, Suite 2800, Chicago, Illinois 60603.

(5)	Includes 1,230,460 shares and 159,963 shares issuable under warrants (and excludes 21,150 shares issuable under warrants exercisable as of May 9, 2005) beneficially owned by Alliance Technology Ventures III, L.P.; and 13,323 shares and 2,651 shares issuable under warrants (and excludes 240 shares issuable under warrants exercisable as of May 9, 2005) beneficially owned by ATV III Affiliates Fund, L.P. Michael A. Henos as a manager of ATV III Partners, L.L.C., the general partner of Alliance Technology Ventures III, L.P. and ATV III Affiliates Fund, L.P. may be deemed to have voting and dispositive power over such shares and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Alliance Technology Ventures is located at 2400 Lakeview Parkway, Alpharetta, Georgia 30004.

(6)	Includes 63,026 shares owned by Susan D. Johnston, 101,460 shares owned by Dr. Johnston directly and 215,606 shares issuable upon the exercise of stock options held by Dr. Johnston that are exercisable within 60 days of February 28, 2005.

(7)	Represents 50,245 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(8)	Includes 139,600 shares and 119,296 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(9)	Includes 39,391 shares and 55,151 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(10)	Includes 34,139 shares and 23,005 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(11)	Dr. Barrett is a general partner of NEA Partners 10, Limited Partnership, the general partner of New Enterprise Associates 10, Limited Partnership and a manager of NEA 11 GP, LLC the general partner of NEA Partners 11, Limited Partnership, the general partner of New Enterprise Associates 11, Limited Partnership. In such capacities, he may be deemed to have voting and dispositive power with respect to the 5,140,482 shares and 772,539 shares issuable under warrants beneficially owned by New Enterprise Associates 10, Limited Partnership and the 1,355,470 shares beneficially owned by New Enterprise Associates 11, Limited Partnership. Dr. Barrett disclaims beneficial ownership of the shares held by each of New Enterprise Associates 10, Limited Partnership and New Enterprise Associates 11, Limited Partnership, except to the extent of his proportionate pecuniary interest therein.

(12)	Includes 26,916 shares and 20,546 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(13)	Dr. Eplett is a general partner of Essex Woodlands Health Ventures V, L.P. In such capacity, he may be deemed to share voting and investment power with respect to the 1,381,404 shares and 226,614 shares issuable under warrants beneficially owned by Essex Woodlands Health Ventures V, L.P. Dr. Eplett disclaims beneficial ownership of the shares held by this fund, except to the extent of his proportionate pecuniary interest therein.

(14)	Includes 12,158 shares owned directly and 44,000 shares owned by Claudia Henos. In addition, Mr. Henos is a managing general partner of Alliance Technology Ventures, L.P., ATV/ GP Parallel Fund, L.P. and ATV/ MJF Parallel Fund, L.P., a manager of Alliance Associates II, L.L.C., the general partner of Alliance Technology Ventures II, L.P. and ATV II Affiliates Fund, L.P. and a manager of ATV III Partners, L.L.C., the general partner of Alliance Technology Ventures III, L.P. and ATV III Affiliates Fund, L.P. In such capacity, he may be deemed to have voting and dispositive power with respect to the 642,480 shares beneficially owned by Alliance Technology Ventures, L.P.; 178,024 shares beneficially owned by ATV/ GP Parallel Fund, L.P.; 48,689 shares beneficially owned by ATV/ MJF Parallel Fund, L.P.; 736,771 shares and 69,318 shares issuable under warrants beneficially owned by Alliance Technology Ventures II, L.P.; 1,230,460 shares and 159,963 shares issuable under warrants beneficially owned by Alliance Technology Ventures III, L.P.; 21,578 shares and 2,672 shares issuable under warrants beneficially owned by ATV II Affiliates Fund, L.P.; and 13,323 shares and 2,651 shares issuable under warrants beneficially owned by ATV III Affiliates Fund, L.P. Mr. Henos disclaims beneficial ownership of the shares held by this fund, except to the extent of his proportionate pecuniary interest therein.

(15)	Represents 26,007 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(16)	Dr. Minocherhomjee is a managing director of William Blair Capital Partners VI, L.L.C., the general partner of William Blair Capital Partners VI, L.P. In such capacity, he may be deemed to have voting and dispositive power with respect to the 2,477,240 shares and 175,959 shares issuable under warrants beneficially owned by William Blair Capital Partners VI, L.P. Dr. Minocherhomjee disclaims beneficial ownership of the shares held by this fund, except to the extent of his proportionate pecuniary interest therein.

(17)	Includes 1,500 shares and 5,991 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(18)	Represents 7,491 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 2005.

(19)	Includes 13,686,611 shares of common stock, 1,409,716 shares issuable under warrants and 523,338 shares issuable upon the exercise of stock options
EXECUTIVE OFFICERS
The following table sets forth information concerning the current executive officers of the Company:

Name	Age	Position

William D. Johnston, Ph.D.	60	President and Chief Executive Officer; Director
Seth V. Hetherington, M.D.	52	Vice President, Clinical Development and Chief Medical Officer
Joseph M. Patti, M.S.P.H., Ph.D.	40	Vice President, Preclinical Development and Chief Scientific Officer; Director
Russell H. Plumb	46	Vice President, Finance and Administration and Chief Financial Officer
Robert T. Schweiger	59	Vice President, Business Development
David M. Wonnacott, Ph.D.	58	Vice President, Quality and Regulatory Affairs
William D. Johnston, Ph.D. has served as the President and Chief Executive Officer and a member of the Board since 1997. From 1991 to 1997, Dr. Johnston was Vice President and General Manager of the Gene Therapy Business Unit of Baxter Healthcare Corporation. From 1975 to 1991, Dr. Johnston held various executive positions at Baxter Healthcare Corporation, including Vice President of Applied Sciences, which was the central research and development unit of Baxter. Dr. Johnston currently serves as a director of ACTx, a privately held medical device company. Dr. Johnston is also a member of both the board of directors and the Emerging Companies Section Governing Body of the Biotechnology Industry Organization. Since 1999, Dr. Johnston has served on the board of the Georgia Biomedical Partnership; additionally, he is the chairman for the bioscience executive committee for the Metro Atlanta Chamber of Commerce, and is an advisory member to the board of directors for the Georgia Department of Economic Development. Dr. Johnston received both a B.S. in Chemistry and a Ph.D. in Chemistry from Brigham Young University.

Seth V. Hetherington, M.D. has served as Vice President, Clinical Development and Chief Medical Officer since June 2002. From 1995 to June 2002, Dr. Hetherington directed clinical programs in infectious diseases at GlaxoSmithKline. From 1984 to 2001, he held clinical appointments at various institutions, including the University of North Carolina, University of Tennessee, St. Jude Children’s Research Hospital in Memphis and Albany Medical College. Dr. Hetherington received a B.S. from Yale University and a M.D. from the University of North Carolina in Chapel Hill. Dr. Hetherington is board certified in pediatrics and infectious diseases.
Joseph M. Patti, M.S.P.H., Ph.D. is a co-founder of Inhibitex, Inc. and has served as the Vice President, Preclinical Development and Chief Scientific Officer since April 1998 and as a member of the Board since July 1997. From 1994 to 1998, Dr. Patti was an assistant professor at Texas A&M’s Institute of Biosciences and Technology. From 1996 to 1998, he served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. He currently holds an adjunct faculty position in the biology department at Georgia State University. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, a M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham.
Russell H. Plumb has served as Vice President, Finance and Administration and Chief Financial Officer since August 2000. From December 1999 to July 2000, Mr. Plumb served as Chief Financial Officer of Emory Vision, a healthcare company. From 1994 to November 1999, he served as Chief Financial Officer and Vice President, Finance of Serologicals Corporation, a publicly-held biopharmaceutical company. Mr. Plumb received both a B. Comm. and a M.B.A. from the University of Toronto. Mr. Plumb has received designations as a certified public accountant in Michigan and Georgia.
Robert T. Schweiger has served as Vice President, Business Development since May 2001. From March 1999 to April 2001, Mr. Schweiger was Vice President, Business Development and Planning at UCB Pharma, a Belgian multinational pharmaceutical company. From August 1998 to February 1999, he was a consultant to various multinational pharmaceutical companies. Prior to that, Mr. Schweiger held various executive level positions with several large pharmaceutical companies, including 18 years with SmithKline Pharmaceuticals. Mr. Schweiger received a B.S. in Finance from Rider College and a M.B.A. from St. John’s University Graduate School of Business.
David M. Wonnacott, Ph.D. has served as the Vice President, Quality and Regulatory Affairs since May 2002. From May 2000 to March 2002, Dr. Wonnacott served as Vice President of Regulatory Affairs at Aviron, Inc., a biopharmaceutical company. From 1988 to February 2000, he held several senior regulatory positions at Merck & Co. Inc. Prior to that, he held a quality operations position at Eastman Pharmaceutical, a division of Eastman Kodak. Dr. Wonnacott received a B.S. in Chemistry from Brigham Young University and a Ph.D. in Biochemistry from Utah State University.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth, for the fiscal years ended December 31, 2003 and December 31, 2004, the compensation for services in all capacities to Inhibitex of the individuals serving or having served as Chief Executive Officer and the other four most highly compensated executive officers of Inhibitex during the fiscal year ended December 31, 2004 (collectively, the “named executive officers”):

				Long-Term
				Compensation
				Awards

	Annual Compensation(3)			Securities
				Underlying	All Other
Name and Principal Position	Year	Salary(2)	Bonus(2)	Options	Compensation(3)

William D. Johnston, Ph.D.	2004	$327,700	$55,985	48,741	$21,158
President and Chief Executive	2003	315,000	50,700	75,631	18,719
Officer, Director
Seth V. Hetherington, M.D.	2004	317,600	48,414	26,052	90,498
Vice President, Clinical Development	2003	306,000	35,100	11,555	12,431
and Chief Medical Officer
Joseph M. Patti, M.S.P.H., Ph.D.	2004	218,500	36,990	18,907	9,477
Vice President, Preclinical Development	2003	210,000	31,200	42,017	8,755
and Chief Scientific Officer; Director
Russell H. Plumb	2004	218,500	38,790	14,706	8,258
Vice President, Finance and	2003	210,000	31,200	14,706	7,727
Administration and Chief Financial Officer
David M. Wonnacott, Ph.D.	2004	224,000	35,704	17,647	9,137
Vice President, Quality and Regulatory	2003	216,000	24,960	18,908	8,602
Affairs

(1)	We have omitted perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of the executive officer’s annual salary and bonus disclosed in this table. We have also omitted information regarding group life and health insurance benefits that do not discriminate in favor of directors or executive officers and are generally available to all salaried employees.

(2)	Salaries and bonuses are reported as in the year paid.

(3)	The amounts on the table under “All Other Compensation” represent supplemental insurance and 401(k) matching contributions, and in the case of Dr. Hetherington, also represents relocation reimbursement of $77,050 in 2004.
Stock Options Granted in Fiscal Year 2004
The following table sets forth information concerning stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2004. The potential realizable value for each named officer is calculated based on the term of the option at the time of its grant, which is six years. Potential realizable values are net of exercise price, but before taxes associated with the exercise. This value is based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration date. These numbers are calculated based on the requirements of the SEC and do not reflect an estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the price of the Company’s common stock on the date on which the options are ultimately exercised. All of the option grants vest at the rate of 25% annually over four years, except that the option to purchase 29,833 shares granted to Dr. Johnston on February 20, 2004 vested 20% upon grant and with respect to the remaining shares will vest 20% annually over four years.

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of Total			Price Appreciation for
	Underlying	Options Granted			Option Term
	Options	to Employees in	Exercise Price	Expiration
Name	Granted	Fiscal Year	per Share	Date	5%	10%

William D. Johnston	29,833	11.09%	$9.38	2/20/2010	$95,170	$215,909
	18,908	7.0%	9.38	4/30/2010	60,318	136,842
Seth V. Hetherington	26,052	9.7%	9.38	2/20/2010	83,108	188,545
Joseph M. Patti	18,907	7.0%	9.38	4/30/2010	60,315	136,835
Russell H. Plumb	14,706	5.5%	9.38	4/30/2010	46,914	106,431
David M. Wonnacott	14,286	5.3%	9.38	2/20/2010	45,574	103,391
	3,361	1.2%	9.38	4/30/2010	10,722	24,324
Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values
The following table sets forth certain information regarding the number of stock options exercised in fiscal year 2004 and the number and value of unexercised options held by each of the named executive officers as of December 31, 2004. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at Year End” are determined by multiplying the number of shares underlying the options by the difference between the closing price of $8.04 per share on December 31, 2004, and the per share option exercise price. Because the shares acquired on exercise of stock options, as set forth in the table below, were acquired prior to the Company’s initial public offering, amounts under the table heading “Value Realized” are determined by multiplying the number of shares exercised by the difference between the initial public offering price of $7.00 per share, and the per share option exercise price.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William D. Johnston	63,025	$422,898	136,747	195,609	$831,824	$948,018
Seth V. Hetherington	—	—	40,705	72,533	249,929	285,393
Joseph M. Patti	38,144	256,885	84,633	95,586	567,656	474,653
Russell H. Plumb	39,391	248,951	37,294	51,469	241,801	228,929
David M. Wonnacott	34,139	174,109	—	61,240	—	267,661
Employment Agreements
William D. Johnston. Effective February 20, 2004, the Company entered into an employment agreement with William D. Johnston, its President and Chief Executive Officer. The agreement had an initial term of one year and automatically renews on its anniversary date for an additional one-year term unless employment is terminated in accordance with the agreement. The agreement currently provides for an annual base salary of $350,000, subject to annual increases as approved by the Compensation Committee, and health and insurance benefits. Dr. Johnston is eligible for bonus and incentive (including stock option and other equity-based) compensation plans as established by the Compensation Committee, with a target bonus of up to 50% of base salary.
Under the agreement, the Company or Dr. Johnston may terminate his employment at any time. If the Company terminates Dr. Johnston without cause, or he resigns for good reason, he will be entitled, subject to execution of a release of Inhibitex, to receive severance payments representing 12 months of salary and health and insurance benefits. In addition, if within one year after a change in control of Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), Dr. Johnston is involuntarily terminated for any reason other than for cause, or resigns for good reason, he will be entitled, subject to execution of a release of Inhibitex, to receive severance payments totaling 24 months of salary and health and insurance benefits. In addition, vesting of options to purchase shares of common stock held by Dr. Johnston would accelerate upon a change in control.
While employed by the Company and for a period equal to the greater of one year or the severance period, Dr. Johnston shall not directly or indirectly in the United States (i) render substantially similar services to any person or entity which competes with the Company; (ii) solicit for employment any person who was employed by the Company; or (iii) call on or solicit any of the Company’s customers or a potential customer with which were in negotiations.
Other Named Executive Officer Employment Agreements. On December 11, 2002, the Company entered into employment agreements with each of the other named executive officers: Dr. Hetherington, Dr. Patti, Mr. Plumb and Dr. Wonnacott. All of these agreements were amended and restated as of February 20, 2004. Each of the employment agreements had an initial term of one year and automatically renews on its anniversary date for an additional one-year term unless the respective officer’s employment is terminated in accordance with the agreement.
Each employment agreement provides for annual base salary, subject to annual increases as approved by the Compensation Committee, and health and insurance benefits. The current annual base salary for Dr. Hetherington, Dr. Patti, Mr. Plumb and Dr. Wonnacott is $327,600, $232,500, $232,500 and $233,000, respectively. Each employment agreement also provides that these officers are eligible for bonus and incentive compensation plans, including stock options and other equity-based compensation as established by the Compensation Committee, with a target bonus of up to 30% of base salary. In Dr. Hetherington’s case, his employment agreement also provided for a monthly automobile allowance of $600 per month and a monthly housing allowance of $1,970 per month, which terminated in October 2004.
Under these agreements, the Company, or any of these officers, may terminate his employment at any time. If the Company terminates one of these officers without cause, or he resigns for good reason, such officer will be entitled, subject to execution of a release of Inhibitex, to receive severance payments representing 12 months of salary and health and insurance benefits. In addition, if within one year after a change in control of Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), one of these officers is involuntarily terminated for any reason other than for cause, or resigns for good reason, such officer will be entitled, subject to execution of a release of Inhibitex, to receive severance payments totaling 18 months of salary and health and insurance benefits. In addition, vesting of options to purchase shares of common stock held by such officers would accelerate upon a change in control.
While employed by the Company and for a period equal to the greater of one year or the severance period, these officers shall not directly or indirectly in the United States (i) render substantially similar services to any person or entity which competes with the Company; (ii) solicit for employment any person who was employed by the Company; or (iii) call on or solicit any of the Company’s customers or a potential customer with which were in negotiations.
Compensation Committee Interlocks and Insider Participation
None of the executive officers serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers who serve on the Board or Compensation Committee. None of the members of the Compensation Committee has ever been an employee.
The Company leases office and laboratory facilities in Alpharetta, Georgia from AtheroGenics, Inc. Michael A. Henos, a member of the Compensation Committee, is the chairman of the board of directors of AtheroGenics, Inc. This lease will expire on December 31, 2005. Current monthly lease payments to AtheroGenics pursuant to this lease are approximately $16,700. In addition to these lease payments, the Company is also currently paying AtheroGenics, Inc. $3,799 per month pursuant to a 7% promissory note in connection with certain leasehold improvements at its leased facility. As of December 31, 2004, the outstanding balance of the note was $43,906. The note expires in December 2005. See “Certain Relationships and Related Transactions” for information regarding shares of our common stock issued to entities affiliated with Alliance Technology Ventures, whose managing partner is Michael A. Henos. In addition, Mr. Henos’s wife, Claudia Henos, purchased shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock in the private placement which took place in November 2004.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
The Compensation Committee of the Board is composed of four directors, each of whom is independent under Nasdaq rules. The Compensation Committee is responsible for setting and administering the policies that govern executive annual salary, bonus and stock ownership programs. The Compensation Committee annually evaluates the performance, and determines the compensation, of the President and Chief Executive Officer (“CEO”) and the other executive officers based upon a combination of the achievement of corporate goals, individual performance and comparisons with other biopharmaceutical companies.
Role of the Compensation Committee
The goals of the Compensation Committee with respect to executive officers, including the CEO, are to provide compensation that is designed to attract, motivate and retain executives of outstanding ability and potential and to appropriately align the interests of executive officers with the interests of the Company’s stockholders. It is the Compensation Committee’s desire to incentivize for superior individual performance by paying competitive compensation, and by basing a significant portion of compensation upon achieving that performance. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus and stock option grants.
Many traditional measures of corporate performance for mature pharmaceutical companies or companies in other industries, such as earnings per share or sales growth, are not as useful in the evaluation of development stage biopharmaceutical companies. Accordingly, the Compensation Committee uses other indicia of performance, such as the Company’s progress in achieving milestones in the development of its product candidates, obtaining rights to products and technologies, entering into collaborations with other biopharmaceutical companies, enhancing stockholder value and raising the capital needed to continue the Company’s research and development and clinical development activities, as the basis for making decisions on executive compensation.
Executive Compensation Summary
To ensure that the elements of an executive’s compensation remain competitive with other biopharmaceutical companies, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in similar positions with comparable companies. These companies are biotechnology and pharmaceutical companies, some of which are engaged in the research and clinical development of products that are similar to the Company. The Compensation Committee compares the salary levels of the Company’s executive officers with those of these other leading companies through reviews of survey and proxy statement data collected by the Compensation Committee and from informal studies presented to the Compensation Committee by management. The Compensation Committee strives to provide its executive officers with competitive cash compensation, generally, between the 50th to 75th percentile for total annual cash compensation paid by comparable companies, depending on performance.
Overview
The Compensation Committee believes that the Company achieved significant milestones in 2003, which served as the basis for compensation in 2004. These accomplishments included the following:

•	Advancing the clinical development of Veronate®, the Company’s lead product candidate;

•	Advancing the clinical development of Aurexis®, the Company’s second product candidate; and

•	Completing a $20 million Series E private financing.
The Compensation Committee believes that these and other accomplishments and the achievement of individual objectives by the executives justified the increases in base salary, the bonus payments and the grants of stock options awarded in fiscal 2004.
Compensation Components
The Compensation Committee has established three principal categories of compensation for the Company’s executives: base salary, annual incentive bonus and long-term incentives consisting of stock options. The Compensation Committee believes that salaries should be reasonable and that there should be an emphasis on variable compensation through variable pay incentives, including bonuses and long-term incentives such as stock options. The Compensation Committee believes that the variable pay incentives and long-term incentives align the interests of the executives of the Company with those of stockholders.
Base Salaries
Executive salaries are reviewed by the Compensation Committee at the beginning of each year, with any adjustments to base salary becoming effective on January 1 of such year. During this review, the Compensation Committee considers, in addition to the information provided by the salary surveys of companies comparable in size and stage of development, the individual executive’s contribution to the Company’s achievements, changes, if any, in the role and responsibility of the executive during the year and, with respect to the executives other than the CEO, the recommendations of the CEO.
Executive salary increases in 2004 ranged from 3% to 9% of base salary. The Compensation Committee met, or acted by written consent, five times in the first half of 2004 to review and approve base salary increases, bonuses, and option grants for the CEO and other executive officers for 2004.
Annual Incentive Bonus Program
Cash bonuses are awarded on a discretionary basis, usually following the Company’s fiscal year-end, and are generally based on the achievement of corporate and individual goals set by the Compensation Committee and management at the beginning of the year. The Compensation Committee makes its recommendations based upon an assessment of the Company’s achievements compared to (but not restricted to) this list of goals as well as the individual’s contributions during the year. Each executive officer has a target bonus opportunity that is set pursuant to such executive officer’s employment agreement. The CEO’s target bonus opportunity is up to 50% of base salary and each of the other executive officers’ target bonus opportunity is up to 30% of base salary, although actual bonus awards can range.
Long Term Incentives
Long-term incentives have been provided by means of periodic grants of stock options. The stock options granted have exercise prices equal to the fair market value of the underlying shares of common stock on the date of grant, generally vest over a four-year period and expire no more than six years from the date of grant. The Compensation Committee considers stock options to be a valuable and necessary compensation tool that aligns the long-term financial interests of the Company’s executives with the financial interests of its stockholders. Further, the vesting provisions of the Incentive Plan encourage employees to remain employed with the Company, providing continuing benefits to the Company beyond those achieved in the year of grant. Stock options are generally granted at the time of employment and at the time of promotion, and are generally granted annually at the discretion of the Compensation Committee. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the proposed number of options to be granted by comparison to other biopharmaceutical companies at similar stages of development, the officer’s position and level of responsibility within the Company, the officer’s existing stock and option holdings and the potential reward to the officer if the stock price appreciates in the public market.
During fiscal 2004, the Compensation Committee granted the Company’s executive officers, other than the CEO, options to purchase an aggregate of 84,455 shares of common stock. The Compensation Committee believes that the achievement of both short and long-term objectives over the next few years will place considerable demands on the executive team, and that their retention and motivation are crucial to building long-term corporate value.
Other Compensation
Under the Company’s 401(k) Plan, the Company may provide a matching cash contribution to employee contributions made under the 401(k) Plan. In 2004, the Company made contributions equal to 50% of an employee’s contributions to the 401(k) Plan, up to a maximum contribution for such match equal to 6% of such employee’s annual salary. Contributions to executive officers totaled $35,650 in 2004.
Employee Stock Purchase Plan
Executive officers are eligible to participate in the 2004 Employee Stock Purchase Plan. This plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.
Chief Executive Officer and Executive Officer Compensation
In setting certain elements of compensation payable for the 2004 fiscal year to the Company’s CEO and the other executive officers, the Compensation Committee reviewed the importance of each executive officer’s individual achievement in meeting the Company’s goals and objectives set during the prior fiscal year as well as the overall achievement of the goals by the entire company. These goals included the progressive development of the Company’s research and clinical development programs and the raising of additional capital, as indicated above under the caption “Overview”. The Compensation Committee concluded that the Company successfully achieved a number of significant objectives.
The determination of the CEO’s remuneration is based upon methods consistent with those used for other executive officers. The Compensation Committee considers certain quantitative factors, including the Company’s strategic, research and operating performance for the year, as well as certain qualitative criteria, including leadership qualities and management skills, as exhibited by innovations, time and effort devoted to the Company and other general considerations in determining appropriate compensation of the CEO.
In determining the CEO’s 2004 compensation, including the number of stock options to be granted to the CEO, the Compensation Committee considered the Company’s product development program, capital-raising efforts and financial position. The Compensation Committee also considered Dr. Johnston’s overall compensation package as compared with chief executive officers of comparable biopharmaceutical companies and past option grants, as well as the effectiveness of Dr. Johnston’s leadership of the Company and its success in reaching its goals. For 2004, the Compensation Committee increased Dr. Johnston’s salary to $327,700 from $315,000 in 2003. Dr. Johnston is also eligible to participate in the same executive compensation plans available to the other executive officers. In April 2004, the Compensation Committee approved a bonus of $55,985 to Dr. Johnston based on his performance through the first quarter of 2004. In 2004, Dr. Johnston was granted options to purchase 48,741 shares of common stock at an exercise price of $9.38 per share, the fair market value on the date of grant as determined by the Board of Directors, for services performed during 2003.
The Compensation Committee believes that the continued commitment and leadership of its executive officers through fiscal year 2005 were and continue to be important factors in the achievements of the Company.

Deductibility of Certain Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and certain other highly compensated individuals. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Incentive Plan is designed so that the compensation recognized upon exercise of stock options granted thereunder should qualify as performance-based compensation. With respect to other compensation that has been or may be paid to executive officers of the Company, the Compensation Committee may consider the requirements of Section 162(m) and make determinations regarding compliance with Section 162(m) based upon the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Arda M. Minocherhomjee, Chairman
M. James Barrett
Carl E. Brooks
Michael A. Henos
The foregoing report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless Inhibitex specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than employment agreements and other arrangements that are described in “Executive Compensation” and the transactions described below, since January 1, 2004, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which the Company was or will be a party where the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of 5% or more of any class of the Company’s capital stock or any member of their immediate family had or will have a direct or indirect material interest. The executed transactions set forth below were on terms no less favorable to the Company than it could have obtained from unaffiliated third parties. It is the policy of the Board that any and all future transactions between the Company and its executive officers, directors and holders of 5% or more of any class of capital and their affiliates, are approved by a majority of the Board, including a majority of the independent and disinterested members of the Board, and are on terms no less favorable to the Company than those that it could obtain from unaffiliated third parties.

Private Placement of Common Stock
On November 10, 2004, the Company completed a private placement financing in which it raised approximately $50 million in gross proceeds through the sale, at a price of $7.3775 per share, of 6,777,370 shares of common stock and warrants to purchase 2,033,211 shares of common stock. The warrants, which become exercisable on May 9, 2005 and expire on November 10, 2009, have an exercise price of $8.81 per share. The following table sets forth the number of shares purchased in the private placement of common stock by the Company’s 5% stockholders and their affiliates and an immediate family member of a director.

		Number of
		Shares	Aggregate
	Number of Shares	Underlying	Purchase
Name(1)	of Common Stock	Warrants	Price

Entities affiliated with New Enterprise Associates(2)	1,937,970	581,391	$19,419,428
William Blair Capital Partners VI, L.P.(3)	135,550	40,665	1,358,279
Alliance Technology Ventures III, L.P. and affiliated entities(4)	71,300	21,390	714,462
Essex Woodlands Health Ventures V, L.P.(5)	135,550	40,665	1,358,279
Claudia Henos(6)	44,000	13,200	324,610

(1)	See “Principal Stockholders” for more detail on shares held by these purchasers and their affiliated entities.

(2)	Includes 582,500 shares of common stock and warrants to purchase 174,750 shares of common stock purchased by New Enterprise Associates 10, Limited Partnership (“NEA 10”) and 1,355,470 shares of common stock and warrants to purchase 406,641 shares of common stock purchased by New Enterprise Associates 11, Limited Partnership (“NEA 11”). M. James Barrett, Ph.D., a member of the Board, is a general partner of NEA Partners 10, Limited Partnership, the general partner of NEA 10, and a manager of NEA 11 GP, LLC, which is the general partner of NEA Partners 11, Limited Partnership, the general partner of NEA 11.

(3)	Arda M. Minocherhomjee, Ph.D., a member of the Board, is a managing director of William Blair Capital Partners VI, L.L.C., the general partner of William Blair Capital Partners VI, L.P.

(4)	Michael A. Henos, the Chairman of the Board of Directors, is the general partner or manager of the general partner of each of the entities affiliated with Alliance Technology Ventures III, L.P.

(5)	J. Douglas Eplett, M.D., a member of the Board, is a general partner of Essex Woodlands Health Ventures V, L.P.

(6)	Michael A. Henos, chairman of the Board, is married to Claudia Henos.
Other Related Party Transactions
The Company leases office and laboratory facilities in Alpharetta, Georgia from AtheroGenics, Inc. Michael A. Henos, chairman of the Board, and Russell M. Medford, a member of the Board, are chairman of the board of directors and the president and chief executive officer, respectively, of AtheroGenics, Inc. This lease will expire on December 31, 2005. Current monthly lease payments to AtheroGenics pursuant to this lease are approximately $16,700. In addition to these lease payments, the Company is currently paying AtheroGenics, Inc. $3,799 per month pursuant to a 7% promissory note in connection with certain leasehold improvements at its leased facility. As of December 31, 2004, the outstanding balance of the note was $43,906. The note expires in December 2005.

PERFORMANCE GRAPH
The graph below compares the cumulative total return on the Company’s common stock from June 4, 2004 (the date the Company’s common stock commenced trading) through December 31, 2004 with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Nasdaq Biotech Stock Index. Cumulative total return values were calculated assuming an investment of $100 on June 4, 2004 and reinvestment of dividends, although the Company has paid no dividends.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG INHIBITEX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX
Total Return Analysis

	Nasdaq
	Biotech Stock	The Nasdaq
Investment Date	Index	Stock Market	Inhibitex Inc.

6/04/04	$100	$100	$100
12/31/04	$101	$106	$112
The performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or Exchange Act, unless Inhibitex specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE COMPANY’S
2004 STOCK INCENTIVE PLAN
Proposed Amendment
On March 25, 2005, the Board approved a proposal to amend the Company’s 2004 Stock Incentive Plan (the “Incentive Plan”) to:

•	increase the number of shares of common stock available for awards to be granted under the Incentive Plan by 1,500,000, and:

•	increase the number of stock options automatically granted annually to non-employee directors from 6,000 to 7,500.
Increase in Shares Available Under the Incentive Plan. The Board’s determination of the amount of the increase needed in the number of shares available for awards under the Incentive Plan was based upon the recommendation of the Compensation Committee, which retained a compensation consultant to assist it in its analysis. The Compensation Committee also evaluated the stage of the Company’s development, expected hiring needs over the next several years and compensation practices within its peer group in the industry in which the Company competes.
The Board believes that it is necessary to have an adequate supply of shares of common stock available for grant under the Incentive Plan in order to be able to provide the appropriate equity incentives to attract and retain qualified employees, directors and consultants. Based on the anticipated needs of Inhibitex as it grows its operations and business over the next approximately two years, the Board believes that it is desirable to increase the number of shares of common stock available for grant under the Incentive Plan by 1,500,000 shares. As of March 31, 2005, a total of 1,794,208 shares had been issued under the Incentive Plan, and 607,036 additional shares were reserved for future issuance. Because the Board believes that the current availability is insufficient to support anticipated future awards, the Board approved the increase in the number of shares available for grant or award under the Incentive Plan and believes that it is in the best interests of the Company to have done so.
Increase in Annual Stock Option Grant to Non-Employee Directors. In addition, the Board has approved an increase in the annual automatic stock option grant to non-employee directors by 1,500 shares to 7,500 shares based upon the recommendation of the Compensation Committee. The Compensation Committee’s recommendation was based in part on the advice of the compensation consultant retained by the committee, which performed a peer group analysis. The Compensation Committee’s recommendation to increase the annual stock option grant was also based on its concern that its compensation practices with respect to non-employee directors needed to remain competitive in order to attract and retain qualified outside directors to oversee the operations of the Company, especially in an environment in which attracting qualified directors has become increasingly difficult.
The following is a summary of the material provisions of the Incentive Plan, as proposed to be Amended and Restated. This summary should be read in conjunction with, and is qualified entirely by the Amended and Restated 2004 Stock Incentive Plan, as proposed to be amended and restated, as set forth in Appendix B.
2004 Stock Incentive Plan
The Company adopted, and the stockholders approved, the 2002 Stock Incentive Plan in February 2002. The Company amended, restated and renamed it as the 2004 Stock Incentive Plan and the stockholders approved it as of February 20, 2004. The Incentive Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options, deferred stock units, restricted stock awards, dividend rights, stock appreciation rights, cash payments and other forms of stock-based compensation, which may be granted to employees, directors, contractors and consultants. Currently, approximately 86 persons are eligible for awards under the Incentive Plan. The Incentive Plan will terminate upon the earlier of its termination by the Compensation Committee or on December 31, 2013.
Shares Reserved. Currently, awards may be made under the Incentive Plan for up to 2,401,244 shares of common stock. The proposed amendment would increase the number of shares of common stock available for issuance under the plan to 3,901,244. As of March 31, 2005, 607,036 shares of common stock were reserved for issuance and 1,794,208 options to purchase common stock were outstanding under the Incentive Plan. In addition, shares subject to stock awards granted under the Company’s Amended and Restated 1998 Equity Ownership Plan and the 2002 Non-Employee Directors Plan that expire, are forfeited or otherwise terminate without being exercised, will be available for re-issuance under the Incentive Plan. When a stock award expires, is settled in cash or is terminated before it is exercised or shares are not issued or are withheld upon the exercise of a stock award, the shares not acquired, not issued or withheld pursuant to the stock awards shall again become available for issuance under the Incentive Plan. Similarly, any shares tendered to pay an exercise price or withheld in satisfaction of tax obligations shall again become available for issuance under the Incentive Plan.
Administration and Exercise Price. The Compensation Committee administers the Incentive Plan. The Compensation Committee may delegate authority to perform certain functions under the Incentive Plan to the executive officers. Subject to the terms of the Incentive Plan, the Compensation Committee determines recipients, the numbers and types of equity awards to be granted, any applicable performance goals and the terms and conditions of the equity awards. The Compensation Committee determines the exercise price of option grants, the purchase price for rights to purchase restricted stock and the strike price for stock appreciation rights.
Non-Employee Directors. Pursuant to the terms of the Incentive Plan, each person who is elected for the first time to be a non-employee director will be granted an option to purchase 20,000 shares of common stock. Subsequently, each non-employee director will be granted an option to purchase 6,000 shares of common stock on February 1 of each year (18,000 shares in the case of the chairman of the Board), provided, however, that each non-employee director who has been a non-employee director for less than 12 months at February 1 will receive an annual grant that has been pro-rated from the date of commencement of service as a non-employee director. The proposed amendment would increase the annual option grant for non-employee directors from 6,000 per year to 7,500 per year.
Vesting and Term. Stock awards granted under the Incentive Plan to employees to date generally vest annually over four years. Annual stock awards under the Incentive Plan to non-employee directors will vest in their entirety on the first anniversary of the date of grant and initial grants to directors upon joining the Board will vest over three years after the date of grant at the rate of 33% for each completed year of service. The vesting and term of each stock award are set by the Compensation Committee, provided that no term can exceed ten years from the date of grant.
Transferability. Subject to certain exceptions, each of the awards under the Incentive Plan may not be transferred other than by will or by the laws of descent and distribution. However, a participant may designate a beneficiary who may exercise the rights under the stock-based award following the participant’s death. The Compensation Committee, in its discretion, may provide for the transfer of stock awards granted under the Incentive Plan to certain trusts and partnerships for the benefit of or held by immediate family members of the participant.
Effect of a Change in Control. Upon a change in control, as defined in the Incentive Plan, under certain circumstances, vesting of options is subject to acceleration pursuant to a formula based upon the employee’s length of service so that, with respect to an employee who has been employed by us for two years, all such options would vest.
Termination of Service. A non-employee director whose service as a director ceases for any reason other than removal of such non-employee director for cause may exercise vested options for 12 months. In the case of removal for cause, the options shall terminate immediately upon such removal.

U.S. Tax Consequences
The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments. To the extent that any awards under the Incentive Plan are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Tax Code”), the following section assumes that such awards will be designed to conform to the requirements of Section 409A of the Tax Code and the regulations or other guidance promulgated thereunder.
ISOs. A participant who is granted an incentive stock option (“ISO”) will not recognize any compensation income upon the grant or exercise of the ISO. However, upon exercise of the ISO, the excess of the fair market value of the shares of the common stock of the Company on the date of exercise over the option exercise price will be an item includible in the optionee’s alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax. If an optionee holds the common stock acquired upon the exercise of an ISO for at least two years from the date of grant of the ISO and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such common stock will be taxed as capital gain. If the optionee disposes of the common stock acquired pursuant to the exercise of an ISO before satisfying these holding periods (a so-called “disqualifying disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income recognized on a disqualifying disposition generally will equal the amount by which the fair market value of the common stock on the exercise date or the amount realized on the sale of the common stock (whichever is less) exceeds the exercise price. The balance of any gain (or any loss) realized upon a disqualifying disposition will be long-term or short-term capital gain (or loss), depending upon whether the common stock has been held for more than one year following the exercise of the ISO. If an optionee (with the authorization of the Compensation Committee) pays the exercise price of an ISO in whole or in part with previously-owned shares of common stock that have been held for the requisite holding periods, the optionee will not recognize any compensation income, or gain or loss upon the delivery of shares of common stock in payment of the exercise price. The optionee will have a carryover basis and a carryover holding period with respect to the number of shares of common stock received in exchange for the previously-owned shares delivered to the Company. The basis in the number of shares of common stock received in excess of the number of shares delivered to the Company will be equal to the amount of cash (or other property), if any, paid on the exercise. The holding period of any shares received in excess of the number of shares delivered to the Company will begin on the date the ISO is exercised. Where an optionee pays the exercise price of an ISO with previously-owned shares of common stock that have not been held for the requisite holding periods, the optionee will recognize compensation income (but not capital gain) when the optionee delivers the previously-owned shares in payment of the exercise price under the rules applicable to disqualifying dispositions. The optionee’s basis in the shares received in exchange for the previously-owned shares delivered will be equal to the optionee’s basis in the previously-owned shares delivered, increased by the amount included in gross income as compensation income, if any. The optionee will have a carryover holding period with respect to the number of shares of common stock received in exchange for the previously-owned shares delivered. The optionee’s tax basis for the number of new shares received will be zero, increased by the amount of cash (or other property) paid, if any, on the exercise. The holding period of the new shares received will begin on the date the ISO is exercised. For purposes of the special holding periods relating to ISOs, the holding periods will begin on the date the ISO is exercised. The Company will not be entitled to any tax deduction upon the grant or exercise of an ISO or upon the subsequent disposition by the optionee of the shares acquired upon exercise of the ISO after the requisite holding period. However, if the disposition is a disqualifying disposition, the Company generally will be entitled to a tax deduction in the year the optionee disposes of the common stock in an amount equal to the compensation income recognized by the optionee.

Non-statutory Stock Options. A participant who is granted a non-statutory stock option will not recognize any compensation income upon the grant of the option. However, upon exercise of the option, the difference between the amount paid upon exercise of the option (which would not include the value of any previously-owned shares delivered in payment of the exercise price) and the fair market value of the number of shares of common stock received on the date of exercise of the option (in excess of that number, if any, of the previously-owned shares delivered in payment of the exercise price) will be compensation income to the optionee. The shares of common stock received upon exercise of the option which are equal in number to the optionee’s previously-owned shares delivered will have the same tax basis as the previously-owned shares delivered to the Company, and will have a holding period that will include the holding period of the shares delivered. The new shares of common stock acquired upon exercise will have a tax basis equal to their fair market value on the date of exercise, and will have a holding period that will begin on the day the option is exercised. In the case of an optionee who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company generally will be entitled to a tax deduction in the year the option is exercised in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition by an optionee of the common stock acquired upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s tax basis in the common stock sold, which will be long-term or short-term, depending on the period for which the common stock was held.
Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize any compensation income upon grant. At the time the stock appreciation right is exercised, however, the participant will recognize compensation income equal to the amount of cash and the fair market value of any common stock received. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the stock appreciation right is exercised in an amount equal to the compensation income recognized by the participant.
Deferred Stock Units. A participant who is granted a deferred stock unit will not recognize any compensation income upon grant. The participant will recognize compensation income equal to the amount of cash and the fair market value of the common stock delivered to the participant in settlement of the deferred stock units. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the deferred stock unit is settled in an amount equal to the compensation income recognized by the participant.
Restricted Stock. A participant who is granted restricted stock which is “nontransferable” and subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Tax Code, will not, unless the participant makes the election described below, recognize any income upon the receipt of the common stock. However, at the times at which common stock is first transferable or the risk of forfeiture expires, the participant will recognize compensation income on the then fair market value of common stock. Furthermore, while the common stock remains restricted, any dividends paid on the common stock will be treated as compensation income to the participant and will be deductible by the Company as a compensation expense. A participant who is granted restricted stock may make an election under Section 83(b) of the Tax Code (a “Section 83(b) Election”) to have the common stock received taxed as compensation income on the date granted, with the result that any future appreciation (or depreciation) in the value of the shares of common stock granted will be taxed as capital gain or loss upon a subsequent sale or exchange of the shares. A Section 83(b) Election must be made within 30 days of the date the restricted stock is granted. Any compensation income a participant recognizes from a grant of restricted stock will be subject to income and employment tax withholding. The Company will be entitled to a deduction in the same amount and in the same year as the compensation income recognized by the participant.
Cash and Dividend Payments. A participant will recognize compensation income upon receipt of any cash pursuant to any award, including as a dividend right. If the participant is an employee of the

Company, the cash payment will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction for the payment in an amount equal to the compensation income recognized by the participant.
Parachute Payments. All or part of an award which becomes payable or which vests by reason of a change of control may constitute an “excess parachute payment” within the meaning of Section 280G of the Tax Code. The amount of the award received by a participant constituting an excess parachute payment would be subject to a 20% non-deductible excise tax, and that amount of compensation income would not be deductible by the Company.
Certain Limitations on Deductibility of Executive Compensation. When Section 162(m) of the Tax Code applies, it generally disallows a tax deduction for the annual compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated officers of a company. Compensation which qualifies as performance-based compensation is not included in applying this limitation. Under the Incentive Plan, the Compensation Committee may, but is not required to, grant awards that satisfy the requirements to constitute performance-based compensation.
NEW PLAN BENEFITS
AMENDED AND RESTATED 2004
STOCK INCENTIVE PLAN

		Number of Shares
	Dollar Value of Common	Subject to
Name and Position	Stock(1)(2)	Options(1)(3)

William D. Johnston, Ph.D.	—	48,741
Seth V. Hetherington, M.D.	—	26,052
Joseph M. Patti, M.S.P.H., Ph.D.	—	18,907
Russell H. Plumb	—	14,706
David M. Wonnacott, Ph.D.	—	17,647
All current executive officers as a group	—	126,053
All non-employee directors as a group(4)	—	16,382
All employees, including officers who are not executive officers, as a group	—	143,401

(1)	Reflects benefits under the Incentive Plan received during the fiscal year ended 2004. With respect to officers and employees of the Company, the number of shares for 2005 is not determinable.

(2)	Based on difference between the exercise price of the options of $9.38 and the December 31, 2004 closing sale price of the common stock of $8.04.

(3)	Options granted during the fiscal year ended 2004.

(4)	Non-employee directors have received options to purchase 6,000 shares of common stock in 2005 and, assuming the amendment to the Incentive Plan is approved, will receive options to purchase 7,500 shares of common stock in 2006.

Equity Compensation Plan Information
Information as of December 31, 2004 regarding the Company’s equity incentive plans approved and not approved by stockholders is summarized in the following table:

	(A)		(C)
	Number of		Number of
	Shares to be	(B)	Shares
	Issued	Weighted	Remaining
	Upon	Average Exercise	Available for
	Exercise of	Price of	Future Issuance
	Outstanding	Outstanding	Under Equity
Incentive Plan Category	Options	Options	Incentive Plans

Equity incentive plans approved by stockholders	2,044,027	$5.47	607,036
Equity incentive plans not approved by stockholders(1)	13,972	$0.36	—
Total	2,057,999	$5.46	607,036

(1)	On May 9, 1999, the Board approved the issuance by the Company of options to purchase 2,207 shares of common stock to Timothy J. Foster (the “Foster Options”). The Compensation Committee administers the Foster Options. The Foster Options are non-qualified stock options, with an exercise price of $.36 per share. The Foster Options vested at the rate of 25% per year upon the completion of annual reports relating to research performed by Dr. Foster for the first four years after the date of the grant. The Foster Options expire on the earlier of (a) May 7, 2009 and (b) the date on which all of the Foster Options have been exercised. The Compensation Committee may make adjustments to the Foster Options under certain circumstances, such as a stock dividend or a reclassification of the Company’s common stock. The Foster Options are not transferable or assignable other than by will or the laws of descent and distribution and shall be exercisable only by Dr. Foster, his guardian or legal representative, or following his death, by his executor, estate or beneficiaries.
The Board recommends a vote FOR the amendment of the Incentive Plan
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee, comprised of independent members of the Board, has appointed Ernst & Young LLP as the independent registered public accounting firm, or independent auditors, of the Company with respect to the audit of its 2005 financial statements and other required attestations, subject to ratification by the Company’s stockholders. In making this appointment, the Audit Committee carefully considered Ernst & Young LLP’s service and performance in that capacity in prior years, its independence relative to the Company and its reputation as an independent registered public accounting firm. Representatives of Ernst & Young LLP will be attending the Annual Meeting, will have an opportunity to make a statement and will be available to answer any appropriate questions from stockholders.
REPORT OF THE AUDIT COMMITTEE
The Board has adopted a written charter pursuant to which the Audit Committee performs its oversight responsibilities and duties. Management of Inhibitex has primary responsibility for the Company’s financial reporting processes, including its systems of internal controls, and the preparation of the Company’s financial statements. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s annual financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee’s primary duties and responsibilities under its charter are to oversee the integrity of the Company’s accounting and financial reporting processes and the audits of the financial statements reported to the public, oversee the Company’s systems of internal controls and compliance with applicable laws and regulations, appoint, and monitor the independence, qualifications and performance of, the Company’s independent registered public accounting firm and provide an avenue of communication between the independent registered public accounting firm, management and the Board. A copy of the Audit Committee’s charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent registered public accounting firm.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements with its management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of Ernst & Young’s judgments as to the quality and acceptability of the Company’s accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Marc L. Preminger, Chairman
J. Douglas Eplett
Russell M. Medford
Louis W. Sullivan
The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, unless Inhibitex specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The following table sets forth the aggregate fees paid or accrued by the Company for audit and other services provided by Ernst & Young LLP for fiscal 2004 and 2003.

	2004	2003

Audit Fees(1)	$649,000	$61,000
Audit-Related Fees	—	—
Tax Fees	9,000	20,000
Total	$658,000	$81,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of its quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, such as the initial public offering in 2004.
The Company paid no other fees to Ernst & Young LLP during fiscal 2004 and fiscal 2003. The Audit Committee has adopted a pre-approval policy with respect to any fees that may be paid to the Company’s independent registered public accounting firm and, therefore, approves in advance all fees paid to Ernst & Young LLP.
Pursuant to the Company’s pre-approval policy, on an annual basis, the Audit Committee specifically reviews and pre-approves the audit services to be performed by the independent registered public accountants, along with the associated fees. Prior to the end of each fiscal year, management provides to the Audit Committee a list of other services that it anticipates requiring of its independent registered public accounting firm in the following year, along with estimates of the costs of these services. The Committee subsequently considers the general pre-approval of these services and their costs. All other services are pre-approved by the Audit Committee in accordance with applicable requirements.
The members of the Audit Committee value the perspective of the Company’s stockholders with respect to Ernst & Young LLP’s appointment as the Company’s independent registered public accounting firm. Accordingly, a proposal to ratify this appointment is being presented at the Annual Meeting. The members of the Audit Committee believe that ratifying this appointment is in the best interests of the Company and its stockholders. In the event that this appointment is not ratified at the Annual Meeting, such appointment will be reconsidered by the Audit Committee.
The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
OTHER MATTERS
The Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the discretion of the persons named therein.
Proxy Solicitation
The solicitation of proxies is being conducted by the Company, which will bear the cost of these solicitations. The Company will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company expects to solicit proxies primarily by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by facsimile, or by mail.
Stockholder Proposals for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for the Company’s next annual meeting. For a proposal of a stockholder to be considered for inclusion in next year’s proxy statement, it must be submitted in writing, with the proof of stock ownership in accordance with Rule 14a-8 and received by the Secretary of the Company no later than December 16, 2005.
Alternatively, under the Company’s By-Laws, if a stockholder does not want to submit a proposal for next year’s annual meeting under Rule 14a-8, or wants to nominate candidates for election as directors at an annual meeting of the stockholders, such stockholders must provide timely notice of his or her intention in writing. To be timely, a stockholder’s notice must be delivered to the Secretary, at the Company’s principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days from the time of the previous year’s annual meeting, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. Only the Board or the Nominating and Corporate Governance Committee may nominate candidates for election at a special meeting of the stockholders. The Company’s By-Laws also specify requirements as to the form and content of a stockholder’s notice. The Company will not entertain any proposals or nominations that do not meet these requirements.
Annual Report
The Company’s Annual Report to Stockholders, including the Company’s audited financial statements for the year ended December 31, 2004, is being mailed with this proxy statement to all stockholders of record as of the close of business on March 31, 2005 and is available at the Company’s web site at www.inhibitex.com.
Upon written request of any stockholder of the Company, Management will provide, free of charge, a copy of the Annual Report to stockholders, including financial statements and schedules thereto. Requests should be mailed to: Inhibitex, Inc., 8997 Westside Parkway, Alpharetta, Georgia, 30004. Attention: Secretary.
ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, VOTE TELEPHONICALLY OR VOTE OVER THE INTERNET.

By Order of the Board of Directors,

Russell H. Plumb
Secretary

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF
DIRECTORS OF INHIBITEX, INC.
Section 1. Mission Statement and Principal Functions.
(a) The Audit Committee of the Board of Directors of Inhibitex, Inc. (the “Corporation”) is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

(1) Oversee the integrity of the Corporation’s accounting and financial reporting processes and the audits of the financial statements reported to the public.

(2) Oversee the Corporation’s systems of internal controls and compliance with applicable laws and regulations.

(3) Appoint, and monitor the independence, qualifications and performance of, the Corporation’s independent auditors and provide an avenue of communication between the independent auditors, management and the Board of Directors.
(b) The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and it shall have direct access to the independent auditors as well as anyone in the Corporation. The Audit Committee, in its sole discretion, has the ability to retain, at the Corporation’s expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties or to assist in the conduct of any investigation.
Section 2. Membership and Operation.
(a) Appointment. Audit Committee members shall be appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee. The chairperson of the Audit Committee shall be designated by a vote of the Board or, if the Board so chooses, the members of the Audit Committee may select a chairperson by majority vote.
(b) Term. Each of the directors serving on the Audit Committee shall serve until his or her successor has been duly elected and qualified or his or her death, resignation or removal, if earlier.
(c) Qualifications.

(1) The Audit Committee shall be comprised of three or more directors

(2) The members of the Audit Committee shall meet the requirements of the Securities and Exchange Commission (the “SEC”), the Nasdaq Stock Market, Inc. (“Nasdaq”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). All members of the Audit Committee shall, at the time of their appointment, have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise and be considered a “financial expert” within the meaning of the Sarbanes-Oxley Act and related regulations promulgated by the SEC and Nasdaq. Members of the Audit Committee are encouraged, at the expense of the Corporation, to enhance their familiarity with finance and accounting by participating in continuing educational programs.
(d) Operations.

(1) The Audit Committee will have regular meetings four times per year (which should coincide with, and precede, the Corporation’s public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. If the Audit Committee Chair is not present for a meeting, the members of the Audit Committee may designate a Chair for the meeting by majority vote of the

Audit Committee membership. The Audit Committee may meet privately, or with management and with the independent auditors separately as is reasonably necessary, to discuss any matters within the purview of the Audit Committee.

(2) The Audit Committee shall maintain minutes of meetings and report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

Section 3. Audit Committee Responsibilities and Duties.
(a) With Regard to Financial Reporting.

(1) Review the Corporation’s annual audited financial statements and related footnotes including disclosures made in Management’s Discussion and Analysis, and report to the Board as to whether it recommends that the audited financial statements should be included in the Corporation’s Form 10-K. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements (if any) regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and the effect of using different accounting principles, practices and judgments. Also, the related earnings press release should be reviewed and discussed with management prior to dissemination.

(2) Review and discuss with management and with the independent auditors the Corporation’s quarterly financial statements and related press releases including disclosures made in Management’s Discussion and Analysis, prior to filing or dissemination.

(3) Periodically review and discuss with management the significant accounting principles, policies, and practices followed by the Corporation in accounting for and reporting its financial results in accordance with generally accepted accounting principles, including management’s critical accounting estimates and off-balance sheet transactions if any. Obtain and consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting. Also periodically review with management its policies regarding earnings releases and earnings guidance as provided to the public.

(4) Discuss with the independent auditors certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants: Statement of Auditing Standards No. 61, including such matters as (i) the consistency of application of the Corporation’s accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new or changes to the Corporation’s accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded.

(5) Annually review the independent auditors’ audit plan, discussing the scope, staffing, locations, reliance upon management and general audit approach.
(b) With Regard to Internal Controls and Compliance.

(1) Periodically review and discuss with management the effectiveness and adequacy of the Corporation’s system of internal controls. Also review written reports and significant findings regarding internal controls prepared by the independent auditors, and if appropriate, discuss the information contained in the reports with the independent auditors. Review management’s responses, if any, to such reports and findings, including the status of previous recommendations.

(2) In consultation with management and the independent auditors, review the integrity of the Corporation’s financial reporting processes and adequacy of disclosure controls. Also, review and discuss with management and the independent auditors (i) the annual report of management that is included in the Corporation’s Form 10-K affirming management’s responsibility for establishing and maintaining internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting and (ii) the independent auditors’ report on, and attestation of, management’s annual report.

(3) Establish and maintain appropriate procedures for (i) the receipt, retention and treatment of complaints received by the Corporation and the Audit Committee regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. A memo setting forth such procedures shall be distributed to all employees of the Corporation on an annual basis, and more frequently if circumstances require.

(4) Periodically review and oversee the administration of the Corporation’s Code of Ethics, as provided therein, including review of reports from the officer of the Corporation charged with administration of the Code of Ethics and the monitoring of activity raising questions thereunder.

(5) On a quarterly basis, review with the Corporation’s counsel, any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

(6) Review and approve (i) transactions involving potential conflicts of interest with corporate officers and directors, whenever possible in advance of the creation of such transaction or conflict and (ii) all other related party transactions.

(c) With Regard to the Independent Auditors.

(1) The Audit Committee has sole authority and responsibility to select and hire, oversee, evaluate, determine the compensation of and, where appropriate, replace the independent auditors. The Audit Committee shall annually review the performance of the independent auditors, the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors.

(2) On an annual basis, receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation and representing to the Corporation the independent auditors’ independence consistent with applicable standards, including Independence Standards Board Standard No. 1. The Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the auditors.

(3) Approve in advance the provision of any permissible non-audit services by the independent auditors and the related fees of the independent auditors therefor. Consider whether the provision of these other services is compatible with maintaining the auditors’ independence. As permitted by law, this duty may be delegated by the Audit Committee to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting. Review disclosure of information regarding the approval of independent auditors’ non-audit services as required by the Securities and Exchange Commission in periodic reports to investors.

(4) Review and approve the hiring as an employee of the Corporation an employee of the independent auditor who was engaged on the Corporation’s account, subject to the provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated pursuant thereto. Discuss with independent auditors any recommendations they may have regarding this action.
(d) With Regard to Other Audit Committee Responsibilities.

(1) Periodically review financial and accounting personnel succession planning within the Corporation.

(2) Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

(3) Review and reassess the adequacy of this Charter on an annual basis, or more frequently if circumstances require. Submit this Charter to the Board of Directors for approval and have this Charter periodically published in a proxy or information statement in accordance with Securities and Exchange Commission regulations.

(4) Annually prepare an Audit Committee report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Corporation’s annual proxy statement.

(5) Annually perform a self-assessment of the Audit Committee’s performance.

Adopted: 4/30/04

APPENDIX B
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
Section 1. Purpose of the Plan
The purpose of the Amended and Restated 2004 Stock Incentive Plan (the “Plan”) is to further the interests of Inhibitex, Inc. (the “Company”) and its stockholders by providing long-term performance incentives to those employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.
Section 2. Definitions
For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, SAR, Restricted Stock, Dividend Right, Deferred Stock Unit and other Stock-Based Awards, or other cash payments granted to a Participant under the Plan.

(b) “Award Agreement” shall mean the written agreement, instrument or document evidencing an Award.

(c) “Cause” shall have the meaning given such term in the Award Agreement, or if not defined in the Participant’s Award Agreement, as defined in the employment agreement between the Participant and the Company or any Subsidiary, but if there is no employment agreement, “Cause” shall mean: (i) an act of dishonesty causing harm to the Company or any Subsidiary; (ii) the knowing disclosure of confidential information relating to the Company’s or any Subsidiary’s business; (iii) impairment in the Participant’s ability to perform the duties assigned to the Participant due to habitual drunkenness or narcotic drug addiction; (iv) conviction of, or a plea of nolo contendere with respect to, a felony; (v) the willful refusal to perform, or the gross neglect of, the duties assigned to the Participant; (vi) the Participant’s willful breach of any law that, directly or indirectly, affects the Company or any Subsidiary; (vii) the Participant’s material breach of his or her duties following a Change of Control that do not differ in any material respect from the Participant’s duties and responsibilities during the 90-day period immediately prior to such Change of Control (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Participant’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period after receipt of written notice from the Company or any Subsidiary specifying such breach. If “Cause” is defined in both an employment agreement and an Award Agreement, the meaning thereof in the Award Agreement shall control, unless the Committee otherwise determines at the time the Award is granted.

(d) “Change of Control” means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (y) a person who acquires such securities directly from the Company in a privately-negotiated transaction, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 35% of the Company’s outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company’s assets.

Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the date which is twenty-four months prior to the date of determination or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(g) “Deferred Stock Unit” means an Award that shall be valued in reference to the market value of a share of Stock (plus any distributions on such Stock that shall be deemed to be re-invested when made) and may be payable in cash or Stock at a specified date as elected by a Participant.

(h) “Director Cause” shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Company.

(i) “Dividend Rights” means the right to receive in cash or shares of Stock, or have credited to an account maintained under the Plan for later payment in cash or shares of Stock, an amount equal to the dividends paid with respect to a specified number of shares of Stock (other than a Stock dividend that results in adjustments pursuant to Section 8(a)).

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the average, weighted inversely by the number of days from the relevant date, of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

(l) “ISO” means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(m) “Non-Employee Director” means a member of the Board of Directors of the Company who is not an employee of the Company.

(n) “Option” means a right granted to a Participant pursuant to Sections 6(b) or 6(c) to purchase Stock at a specified price during specified time periods. An Option granted to a Participant pursuant to Section 6(b) may be either an ISO or a nonstatutory Option (an Option not designated as an ISO), but an Option granted pursuant to Section 6(c) may not be an ISO.

(o) “Participant” shall have the meaning specified in Section 3 hereof.

(p) “Performance Goal” means a goal, expressed in terms such as profits or revenue targets on an absolute or per share basis (including, but not limited to, EBIT, EBITDA, operating income, EPS), market share targets, profitability targets as measured through return ratios, stockholder returns, qualitative milestones, or any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of either the Company as a whole or the Participant’s Subsidiary, division, or department.

(q) “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

(r) “Prior Plans” means the Inhibitex, Inc. Amended and Restated 1998 Equity Ownership Plan and the Inhibitex, Inc. 2002 Non-Employee Directors Stock Option Plan.

(s) “Restricted Stock” means Stock awarded to a Participant pursuant to Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.

(t) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect from time to time.

(u) “SAR” or “Stock Appreciation Right” means the right granted to a Participant pursuant to Section 6(f) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(v) “Stock” means the common stock, $0.001 par value, of the Company.

(w) “Stock-Based Award” means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, including but not limited to any Option, SAR, Restricted Stock or Stock granted as a bonus or Awards in lieu of cash obligations.

(x) “Subsidiary” shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.
Section 3. Administration of the Plan
The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.
Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the employees, Non-Employee Directors, contractors and consultants who will receive Awards pursuant to the Plan (“Participants”), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company.
Section 4. Participation in the Plan
Participants in the Plan shall be employees, Non-Employee Directors, contractors and consultants of the Company and its Subsidiaries; provided, however, that only persons who are key employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as ISOs.
Section 5. Plan Limitations; Shares Subject to the Plan
(a) Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 4,077,475 shares, increased for shares of Stock that are represented by awards outstanding under the Prior Plans that are subsequently forfeited, canceled or expire unexercised under the Prior Plans.
(b) No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant’s obligation for taxes, the number of shares tendered or retained shall again be available for Awards under the Plan. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards to grant future awards as a commitment of the Company or any Subsidiary in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.
(c) Subject to the provisions of Section 8(a) hereof, the following additional maximums are imposed under the Plan with respect to each fiscal year of the Company. Following the date that the exemption from the application of Section 162(m) of the Code as described in Treas. Reg. Section 162-27(f) (or any other Regulation having similar effect) ceases to apply to Awards, (i) the maximum number of shares of Stock that may be granted as Awards to any Participant shall not exceed, in the case of Awards of Options or SARs, 1,000,000 shares of Stock and in the case of any other Stock-Based Awards, 1,000,000 shares of Stock, (ii) the maximum amount of cash or cash payments that may be granted as Awards to any Participant, shall not exceed $2,000,000, and (iii) the maximum number of Dividend Rights that may be granted as Awards to any Participant, shall not exceed Dividend Rights with respect to more than 1,000,000 shares of Stock.
Section 6. Awards
(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.
(b) Options. The Committee may grant Options to Participants on the following terms and conditions:

(i) The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but in the case of ISOs the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

(ii) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), the means or methods of payment, including by “attestation” and through “cashless exercise” arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option.

(iii) The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.
(c) Director Options.

(i) Each person who is elected for the first time to be a Non-Employee Director by the Board of Directors of the Company or by the stockholders of the Company shall receive, on the day after the date of his or her initial election, an automatic grant of an Option to purchase 20,000 shares of Stock. The date on which an Option is granted under this Section and Section 6(c)(ii) to a specified Non-Employee Director shall constitute the date of grant of such Option (the “Date of Grant”).

(ii) Each Non-Employee Director shall also receive an automatic annual grant of an Option to purchase 7,500 (18,000 in the case of the Chairman of the Board of the Company) shares of Stock on February 1 of each year. The first annual Option grant shall be pro-rated from the date of commencement of such service for any director who commences serving as such on a day other than February 1st of the prior year. The Options granted pursuant to Section 6(c)(i) and this Section 6(c)(ii) shall be referred to herein as “Director Options.”

(iii) The exercise price per share of all Director Options shall be the Fair Market Value per share of Stock on the Date of Grant. Each Director Option, to the extent vested, may be exercised in whole or in part, the exercise price may be paid in cash or by the surrender at Fair Market Value of Stock (either actually, by attestation or otherwise), or by any combination of cash and shares of Stock, and shall be subject to such other terms and provisions as the Committee shall determine.

(iv) Director Options shall vest as provided in an Award Agreement, provided that (a) Options granted pursuant to Section 6(c)(ii) shall vest in full on the first anniversary of the Date of Grant and (b) in no event shall Options granted pursuant to Section 6(c)(i) vest over a period of more than three (3) years after the Date of Grant or at a rate slower than 33% for each completed year after the Date of Grant.

(v) Except as set forth below and as provided in Section 7(h), if a Non-Employee Director shall voluntarily or involuntarily cease to serve as a director of the Company or if a Non-Employee Director’s service shall terminate on account of death or disability, the unvested Director Options of such Non-Employee Director shall terminate immediately and the vested Director Options of such Non-Employee Director shall terminate one year following the first day that the Non-Employee Director is no longer such a director; provided that if such Non-Employee Director is removed for Director Cause, the Director Options shall terminate immediately. In no event may the Non-

Employee Director, or his or her guardian, conservator, executor or administrator, as the case may be, exercise a Director Option of such Non-Employee Director after the end of the original term of such option.

(d) Deferred Stock Units. The Committee is authorized to award Deferred Stock Units to Participants in lieu of payment of a bonus or a Stock-Based Award or cash payment granted under the Plan if so elected by a Participant under such terms and conditions as the Committee shall determine. Settlement of any Deferred Stock Units shall be made in cash or shares of Stock.
(e) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Restricted Stock awarded to a Participant shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions and Performance Goals for such periods as the Committee may establish. Additionally, the Committee shall establish at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii) Restricted Stock shall be forfeitable to the Company by the Participant upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any Performance Goal requirement upon the death, disability, retirement or otherwise of a Participant, whenever the Committee determines that such action is in the best interests of the Company.

(iii) Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv) Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.
(f) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

(ii) The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.
(g) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

(h) Dividend Rights. The Committee is authorized to grant Dividend Rights to Participants on the following terms and conditions:

(i) Dividend Rights may be granted either separately or in tandem with any other Award. If any Dividend Rights are granted in tandem with any other Award, such Dividend Rights shall lapse, expire or be forfeited simultaneously with the lapse, expiration, forfeiture, payment or exercise of the Award to which the Dividend Rights are tandemed. If Dividend Rights are granted separately, such Dividend Rights shall lapse, expire or be terminated at such times or under such conditions as the Committee shall establish.

(ii) The Committee may provide that the dividends attributable to Dividend Rights may be paid currently or the amount thereof may be credited to a Participant’s Plan account. The dividends credited to a Participant’s account may be credited with interest, or treated as used to purchase at Fair Market Value Stock or other property in accordance with such methods or procedures as the Committee shall determine and shall be set forth in the Award Agreement evidencing such Dividend Rights. Any crediting of Dividends Rights may be subject to restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents. The Committee may provide that the payment of any Dividend Rights shall be made, or once made, may be forfeited under such conditions as the Committee, in its sole discretion, may determine.
(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards, in addition to those provided in Sections 6(b), (c), (d), (e) and (f) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.
Section 7. Additional Provisions Applicable to Awards
(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR or the purchase price of any Award conferring a right to purchase Stock:

(i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.
(b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c) Performance Goals. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.
(d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (other than a Director Option), SAR or Dividend Right exceed a period of ten years from the date of its grant; provided that in the case of any ISO, the term of the Option shall be such shorter period as may be applicable under Section 422 of the Code and in the case of any Director Option, the term of the Option shall not exceed six years from the Date of Grant.
(e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, or on a deferred basis. The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of cash or Stock that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of Dividend Rights in respect of deferred amounts credited in Stock equivalents.) The Committee, in its discretion, may accelerate any payment or transfer upon a change of control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.
(f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.
(g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code (a “Performance-Based Award”). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, and shall be conditional upon the achievement of Performance Goals that have been established by the Committee in writing not later than the earlier of (i) 90 days after the beginning of the Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed. Before any compensation pursuant to a Performance-Based Award (other than Options and SARs granted at not less than Fair Market Value) is paid, the Committee shall certify in writing that the Performance Goals applicable to the Performance-Based Award were in fact satisfied.
(h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall vest as provided in the Award Agreement. If an Award to any employee is assumed or replaced by an acquiring company and the employment of the Participant with the acquiring company is terminated or terminates for any reason other than Cause within 18 months of the date of the Change of Control, then the assumed or replaced Awards that are outstanding on the day prior to the day the Participant’s employment terminates or is terminated shall become vested in the Participant or free of any restrictions as provided in the Award Agreement.
Section 8. Adjustments upon Changes in Capitalization
(a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or that would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.
(b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of the Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.
Section 9. General Provisions
(a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.
The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.
(b) No Right to Award or Employment. Except as provided in Section 6(c), no employee, Non-Employee Director, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or be viewed as requiring the Company or Subsidiary to continue the services of any contractor or consultant for any period.
(c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.
(d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.
(e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.
(f) Securities Law Requirements.

(i) No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

(ii) The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

(g) Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2013, and no Options under the Plan shall thereafter be granted.
(h) Prior Plan Names. This Plan was previously referred to as the 2002 Inhibitex, Inc. Stock Incentive Plan and then the 2004 Stock Incentive Plan before its amendment and restatement.
(i) Fractional Shares. The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.
(j) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.
(k) Adoption of the Plan and Effective Date. The Plan shall be adopted by the Board of Directors of the Company and shall be effective as of such date.

ANNUAL MEETING OF STOCKHOLDERS OF

INHIBITEX, INC.

May 17, 2005

PROOF # 1

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

âPlease detach along perforated line and mail in the envelope provided.â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of Directors:			2.	Approval of an Amendment to the Inhibitex, Inc. 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: m William D. Johnston m Russell M. Medford m A. Keith Willard	3.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Inhibitex, Inc.	☐	☐	☐
			4.	In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

				IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS SET FORTH ABOVE, FOR THE APPROVAL OF THE AMENDMENT OF THE 2004 STOCK INCENTIVE PLAN AND THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INHIBITEX, INC.

				The undersigned acknowledges receipt of the accompanying Proxy Statement dated April 15, 2005.

				MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 1

INHIBITEX, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints WILLIAM D. JOHNSTON and RUSSELL H. PLUMB, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.001 per share, of INHIBITEX, INC. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of INHIBITEX, INC., to be held at the at 9:00 a.m. local time on May 17, 2005 at the Four Seasons Hotel, 75 Fourteenth Street, Atlanta, Georgia 30309, and at any adjournment or postponement thereof, on all matters coming before said meeting:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

INHIBITEX, INC.

May 17, 2005

PROXY VOTING INSTRUCTIONS

PROOF # 1

MAIL — Date, sign and mail your proxy card in the
envelope provided as soon as possible.

- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card
available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM
Eastern Time the day before the cut-off or meeting date.

âPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of Directors:			2.	Approval of an Amendment to the Inhibitex, Inc. 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: m William D. Johnston m Russell M. Medford m A. Keith Willard	3.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Inhibitex, Inc.	☐	☐	☐
			4.	In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

				IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS SET FORTH ABOVE, FOR THE APPROVAL OF THE AMENDMENT OF THE 2004 STOCK INCENTIVE PLAN AND THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INHIBITEX, INC.

				The undersigned acknowledges receipt of the accompanying Proxy Statement dated April 15, 2005.

				MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.